UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 26, 2013

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On April 26, 2013, Authentidate Holding Corp. (the “company”) received written notice from the NASDAQ Listing Qualifications Staff that it has been granted an extension until August 15, 2013 to demonstrate compliance with the minimum stockholders’ equity continued listing requirement of $2.5 million.

As previously disclosed, on February 21, 2013, the company received a Staff deficiency letter from NASDAQ notifying it that the stockholders’ equity of $632,000 as reported in its Quarterly Report on Form 10-Q for the period ended December 31, 2012 was below the minimum stockholders’ equity of $2.5 million required for continued listing on NASDAQ pursuant to Listing Rule 5550(b)(1). The company was provided 45 calendar days, or until April 8, 2013, to submit a plan to regain compliance with the minimum stockholders’ equity standard. The company timely submitted such a plan and, as described above, the plan has been accepted, with NASDAQ granting an extension until August 15, 2013 to demonstrate compliance. If the company fails to evidence compliance on or prior to such date, NASDAQ Staff will provide written notification that its securities will be delisted. At that time, the company may appeal the Staff’s determination to a Hearings Panel.

The company’s plan to regain compliance with Listing Rule 5550(b)(1) includes a proposed restructuring of its current outstanding indebtedness pursuant to which it would exchange up to $7,350,000 of its outstanding senior notes for units of equity securities to be comprised of a series of convertible preferred stock and additional common stock purchase warrants. The company is in negotiations concerning the final terms of the transaction with the note holders and the proposed transaction is subject to the preparation and execution of definitive agreements among the holders of the notes and the company. Any securities issued by the company pursuant to the proposed transaction will be offered and sold in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and at the time of issuance will not be registered under the Securities Act and may not be resold absent registration under or an exemption from the Securities Act and applicable state securities laws. This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This disclosure is being made pursuant to and in accordance with Rule 135c under the Securities Act.

In addition, as previously reported, at the special meeting of stockholders held on April 5, 2013, our stockholders approved the automatic conversion of the shares of Series C preferred stock into an aggregate of 3,551,541 shares of common stock. The Series C preferred stock had been presented as temporary equity in the company’s financial statements due to the embedded mandatory redemption feature. In addition, prior to the conversion of the Series C preferred stock, the company would have been required to first redeem its outstanding shares of Series B preferred stock, which were also presented as temporary equity in the company’s financial statements. Following the conversion of the Series C preferred stock, the contingency regarding the redemption of the company’s Series B preferred stock has been removed and the Series B Preferred Stock can be presented as equity in the company’s financial statements for periods subsequent to March 31, 2013. Due to this conversion and reclassification, the company anticipates reporting an improvement of approximately $3.5 million in its stockholders’ equity, which will be reflected in the company’s periodic reports for future periods since the conversion occurred subsequent to the end of the fiscal quarter ended March 31, 2013.

Item 8.01	Other Events.

On April 29, 2013, the company received notice from The NASDAQ Stock Market confirming that for the last 10 consecutive business days, the closing bid price of the company’s common stock has been equal to or in excess of the $1.00 per share minimum bid price requirement for continued listing, as required by Listing Rule 5550(a)(2). Accordingly, The NASDAQ Stock Market has determined that the company has regained compliance with Nasdaq Listing Rule 5550(a)(2).

This Current Report on Form 8-K contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934 which involve risks and uncertainties and there is no assurance that any of the proposed or contemplated transactions described in this report will be consummated. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company, including the ability of the company to complete the transactions described above, those concerning the company’s strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. These statements are based on the beliefs of the company’s management as well as assumptions made by and information currently available to the company and reflect the company’s current views concerning future events. Such risks and uncertainties include, among other things, the risk that the company may not successfully negotiate definitive agreements relating to such transactions; the risk that the company may not consummate such transactions because the conditions to closing cannot be satisfied; risks related to market and other general economic conditions; and risks associated with the company’s obligations to comply with applicable laws, government regulations and rules and standards of The NASDAQ Stock Market. These and other risks are discussed in detail in the periodic reports that the company files with the SEC, and investors are urged to review those periodic reports and the company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. The company assumes no obligation to update its forward-looking statements except as required by law. Although the company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the company. As a result, you are cautioned not to rely on these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	Chief Executive Officer and President

Date: May 2, 2013

4